UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2023
ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (404) 888-2000
Not Applicable
(Former name of former address, if changes since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On September 6, 2023, Rollins, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with LOR, Inc. (the “Selling Stockholder”), and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the sale by the Selling Stockholder of 38,724,100 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a public offering price of $35.00 per share (the “Offering”). In connection with the Offering, the Selling Stockholder granted the Underwriters an option to purchase up to an additional 5,785,714 shares of Common Stock (the “Optional Shares”). The Offering, including the sale of the Optional Shares, closed on September 11, 2023.

The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering.

In addition, the Company completed the repurchase of 8,724,100 of the shares of Common Stock offered in the Offering for approximately $300 million at the same per share price paid by the Underwriters to the Selling Stockholder in the Offering.

In connection with the Offering, the Selling Stockholder entered into a lock-up agreement for a period of 365 days from the pricing date of the Offering, during which time the Selling Stockholder will be restricted from engaging in certain transactions with respect to its shares of the Company’s common stock.

The Offering was made pursuant to the Company’s existing registration statement on Form S-3 (File No. 333-272422), previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 22, 2023, as supplemented by the prospectus supplement dated September 6, 2023, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholder and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities.

The foregoing description of the Underwriting Agreement is not meant to be a complete description and is qualified in its entirety by the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated by reference as though fully set forth herein.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, issued in connection with the Offering, is attached hereto as Exhibit 5.1 and is incorporated by reference into the Registration Statement.

A copy of the press release issued by the Company in connection with the closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 6, 2023, by and among Rollins, Inc., LOR, Inc. and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
99.1	Press Release issued by Rollins, Inc., dated September 11, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROLLINS, INC.

Date: September 11, 2023	By:	/s/ Kenneth D. Krause
	Name:	Kenneth D. Krause
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)